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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vencor Retirement Savings Plan of our reports (a) dated February 17, 1997, with respect to the consolidated financial statements and schedule of Vencor, Inc. included in its Annual Report (Form 10-K) and (b) dated June 2, 1997 with respect to the financial statements and schedules of the Vencor Retirement Savings Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP



Louisville, Kentucky
November 19, 1997